0 DuPont First Quarter 2017 Earnings CONFERENCE CALL APRIL 25TH, 2017 DuPont Second-Quarter 2017 Earnings CONFERENCE CALL JULY 25TH, 2017

1 Regulation G This document includes information that does not conform to U.S. generally accepted accounting principles (GAAP) and are considered non-GAAP measures. These measures include the company’s consolidated results and earnings per share on an operating earnings basis, which excludes significant items and non-operating pension and other post employment benefit costs (operating earnings and operating EPS), total segment pre-tax operating earnings, operating costs and corporate expenses on an operating earnings basis. Management uses these measures internally for planning, forecasting and evaluating the performance of the Company’s segments, including allocating resources and evaluating incentive compensation. Management believes that these non-GAAP measurements are meaningful to investors as they provide insight with respect to ongoing operating results of the company and provide a more useful comparison of year-over-year results. From a liquidity perspective, management uses free cash flow which is defined as cash provided by/used for operating activities less purchases of property, plant and equipment. Free cash flow is useful to investors and management to evaluate the company’s cash flow and financial performance, and is an integral financial measure used in the company’s financial planning process. These non-GAAP measurements supplement our GAAP disclosures and should not be viewed as an alternative to GAAP measures of performance. This data should be read in conjunction with previously published company reports on Forms 10-K, 10-Q, and 8-K. These reports, along with reconciliations of non-GAAP measures to GAAP are available on the Investor Center of www.dupont.com under Filings and Reports – Reconciliations and Other Data. Reconciliations of non-GAAP measures to GAAP are also included with this presentation. Forward-Looking Statements On December 11, 2015, DuPont and The Dow Chemical Company (“Dow”) announced entry into an Agreement and Plan of Merger, as amended on March 31, 2017 and as may be amended from time to time in accordance with its terms, (the “Merger Agreement”) under which the companies will combine in an all-stock merger (the “Merger Transaction”), subject to satisfaction of closing conditions, including receipt of regulatory approval. Dow and DuPont have obtained conditional approval for the Merger Transaction from the antitrust regulatory authorities in the United States, Brazil, Canada and China, among others. The conditional approvals were granted based on the companies fulfilling their commitments to divest certain assets, among other conditions, (the “Conditional Commitments”). In connection with the Conditional Commitments, DuPont entered into a definitive agreement (the “FMC Transaction Agreement”) with FMC Corporation (FMC). Under the FMC Transaction Agreement subject to the closing of the Merger Transaction in addition to customary closing conditions, including regulatory approval, FMC will acquire certain Crop Protection business and R&D assets from DuPont and DuPont has agreed to acquire certain assets relating to FMC’s Health and Nutrition segment, (collectively, the “FMC Transactions”). The combined company will be DowDuPont Inc. DuPont and Dow intend, following consummation of the Merger Transaction, that DowDuPont Inc. will pursue, subject to the receipt of approval by the board of directors of DowDuPont, the separation of the combined company’s agriculture business, specialty products business, and materials science business through a series of tax-efficient transactions (collectively, the “Intended Business Separations”). For more information, please see DuPont’s latest annual, quarterly and current reports on Forms 10-K, 10-Q and 8-K, as well as the joint proxy/prospectus included in the DowDuPont Registration Statement on Form S-4 filed in connection with the Merger Transaction. This document contains forward-looking statements which may be identified by their use of words like “plans,” “expects,” “will,” “believes,” “intends,” “estimates,” “anticipates” or other words of similar meaning. All statements that address expectations or projections about the future, including statements about the company’s strategy for growth, product development, regulatory approval, market position, anticipated benefits of recent acquisitions, timing of anticipated benefits from restructuring actions, outcome of contingencies, such as litigation and environmental matters, expenditures, financial results and timing of, as well as expected benefits, including synergies, from proposed merger with Dow and the Intended Business Separations , are forward-looking statements. These and other forward- looking statements, including the failure to consummate the Merger Transaction, the Intended Business Separations, the FMC Transactions or the Conditional Commitments, to make or take any filing or other action required to consummate such transactions in a timely manner or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond the company’s control.

2 Forward-Looking Statements, Continued Some of the important factors that could cause the company’s actual results to differ materially from those projected in any such forward-looking statements are: fluctuations in energy and raw material prices; failure to develop and market new products and optimally manage product life cycles; ability to respond to market acceptance, rules, regulations and policies affecting products based on biotechnology and, in general, for products for the agriculture industry; outcome of significant litigation and environmental matters, including realization of associated indemnification assets, if any; failure to appropriately manage process safety and product stewardship issues; changes in laws and regulations or political conditions; global economic and capital markets conditions, such as inflation, interest and currency exchange rates; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war, natural disasters and weather events and patterns which could affect demand as well as availability of products for the agriculture industry; ability to protect and enforce the company’s intellectual property rights; successful integration of acquired businesses and separation of underperforming or non-strategic assets or businesses; and risks related to the Merger Transaction, Intended Business Separations the FMC Transactions and the Conditional Commitments. These risks, as well as other risks associated with the Merger Transaction, the Intended Business Separations, the FMC Transactions and the Conditional Commitments, are or will be more fully discussed in (1) DuPont’s most recently filed Form 10-K, 10-Q and 8-K reports, (2) DuPont’s subsequently filed Form 10-K and 10-Q reports and (3) the joint proxy statement/prospectus included in the Registration Statement filed with the SEC about the Merger Transaction. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, monetary loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on DuPont’s consolidated financial condition, results of operations, credit rating or liquidity. The company assumes no obligation to publicly provide revisions or updates to any forward-looking statements, whether because of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

3 2Q and 1H 2017 Financial Results $ in millions, except EPS * 2Q and 1H 2017 U.S. GAAP earnings from continuing operations included net charges of $0.33 and $0.37 per share, respectively, primarily related to transaction costs and restructuring charges, partially offset by a benefit from the gain on the sale of a business. Prior year 2Q and 1H U.S. GAAP earnings included a net benefit of $0.02 and $0.20 per share primarily related to restructuring adjustments and a gain on the sale of an entity. ** See appendix for reconciliations of non-GAAP measures. *** Organic sales growth is defined as the sum of volume and local price & product mix. 2Q17 vs. 2Q16 1H17 vs. 1H16 EPS U.S. GAAP earnings* $0.97 (16%) $2.50 (2%) Operating earnings** $1.38 11% $3.02 21% 2Q17 vs. 2Q16 1H17 vs. 1H16 Consolidated Net Sales $7,424 5% $15,167 5% Volume*** 6% 5% Local Price & Product Mix*** (1%) - Currency Impact - - Portfolio - - Segment Operating Earnings** $1,757 9% $3,748 13%

4 Global Sales – Regional Highlights Region % Worldwide +5% U.S. & Canada +3% EMEA* +3% Asia Pacific +11% Latin America +6% 1H 2017 Sales YOY% Growth * Europe, Middle East & Africa Region % Worldwide +5% U.S. & Canada +6% EMEA* +1% Asia Pacific +10% Latin America -3% 2Q 2017 Sales YOY% Growth

5 2Q 2017 EPS Variance $0.13 $0.01 $0.02 ($0.02) 2Q16 Segment Results Corp Exp & Int AVG Shares Tax 2Q17 ($0.08) GAAP EPS $1.16 2Q16 Sig Items & Non-Op Pension* ($0.41) GAAP EPS $0.97 2Q17Sig Items & Non-Op Pension* Operating EPS* $1.24 Operating EPS* $1.38 ➢ Segment results increased $0.13 per share primarily driven by volume growth. Segment results included a $0.01 per share benefit from currency. ➢ A net decrease in corporate and interest expenses contributed $0.02 per share in the quarter. Corporate costs, as a percentage of sales, declined about 50 basis points in the quarter. ➢ Lower average shares outstanding added $0.01 per share in the quarter. ➢ A higher base tax rate negatively impacted earnings by $0.02 per share, primarily reflecting the absence of a prior-year tax benefit. Key Factors * See appendix for details of significant items and reconciliation of non-GAAP measures.

6 1H 2017 EPS Variance $0.37 $0.04 $0.02$0.07 $0.03 ($0.01) 1H16 Segment Results EGL Corp Exp & Int Tax AVG Shares Noncontrolling Interest 1H17 $0.05 GAAP EPS $2.55 1H16 Sig Items & Non-Op Pension* ($0.52) GAAP EPS $2.50 1H17Sig Items & Non-Op Pension* Operating EPS* $2.50 ➢ Segment results increased $0.37 per share primarily driven by volume growth, including a $0.01 per share benefit from currency. ➢ Exchange gains/(losses) contributed $0.07 per share in the first half primarily due to the absence of currency devaluations versus the prior year. ➢ A net decrease in corporate and interest expenses contributed $0.04 per share in the first half. Corporate costs, as a percentage of sales, declined about 40 basis points in the first half. ➢ A lower base tax rate impacted earnings by $0.03 per share, primarily reflecting a benefit associated with the adoption of a recent accounting pronouncement. ➢ Lower average shares outstanding added $0.02 per share in the first half. Key Factors * See appendix for details of significant items and reconciliation of non-GAAP measures. Operating EPS* $3.02

7 *See appendix for details of significant items and reconciliation of non-GAAP measures ➢ Agriculture results improved on volume growth, partially offset by declines in local price and higher product costs. Volume growth was driven by increased insecticide and fungicide sales, a benefit from the southern U.S. route-to-market change, and higher soybean sales in North America. ➢ Electronics & Communications increased as volume growth more than offset a decline in local price. Volume growth was due to increased demand in consumer electronics and semiconductor markets, as well as stronger photovoltaic sales. ➢ Industrial Biosciences rose on volume growth and mix enrichment, partially offset by higher costs due to growth investments. Broad-based volume growth was driven by increased demand for biomaterials in apparel and carpeting, bioactives in the grain processing market, and CleanTech. ➢ Nutrition & Health increased on volume growth. Increased demand in probiotics was partially offset by declines in systems and texturants and protein solutions. ➢ Performance Materials increased as volume growth, higher local price, and the absence of costs associated with a contractual claim were largely offset by higher raw material costs and the planned turnaround of the ethylene cracker. ➢ Protection Solutions results increased as volume growth more than offset lower local price and product mix and higher costs due to growth investments. Volume growth reflected improved demand for Tyvek® protective material in medical packaging and protective apparel and Nomex® thermal-resistant fiber in oil and gas markets. ➢ Other changed due to higher costs associated with discontinued businesses, partially offset by higher income from the Consulting business. Key Factors $98 $23 $14 $5 $4 $3 ($3) 2Q16 Ag E&C IB N&H PM DPS Other 2Q17 $1,613 Segment Operating Earnings* $1,757 Total Segment Operating Earnings* 2Q 2017 Segment Operating Earnings Variance ($ in millions)

8 *See appendix for details of significant items and reconciliation of non-GAAP measures ➢ Agriculture results improved on growth in volume and local price. Volume growth was driven by a benefit from the change in timing of seed deliveries including the southern U.S. route-to-market change, increased insecticide and fungicide sales, higher soybean sales in North America, and increased sunflower and corn seed sales in Europe. ➢ Performance Materials increased driven by volume growth, cost savings, and the absence of costs associated with a contractual claim, partially offset by higher raw material costs and the planned turnaround of the ethylene cracker. Volume growth was driven by increased demand for polymers in automotive markets and high-performance parts in semiconductor and aerospace markets. ➢ Electronics & Communications increased on volume growth and the absence of a $16 million prior-year litigation expense, partially offset by lower local price. Operating earnings included a gain on the sale of a business offset by costs associated with a legal matter. ➢ Industrial Biosciences rose on volume growth and mix enrichment, partially offset by higher costs due to growth investments. Volume growth was driven by increased demand for biomaterials in apparel and carpeting and bioactives in the grain processing market. ➢ Nutrition & Health increased on plant productivity, mix enrichment and cost savings, partially offset by a $6 million negative impact from portfolio. Volume growth in probiotics was offset by declines in systems and texturants and protein solutions. ➢ Protection Solutions results increased as volume growth was partially offset by lower local price and product mix and higher raw material costs. Volume growth reflected increased demand for Nomex® in oil and gas markets, Kevlar® high-strength materials, and Tyvek® protective material. ➢ Other changed due to higher costs associated with discontinued businesses. Key Factors $233 $86 $53 $26 $22 $4 ($6) 1H16 Ag PM E&C IB N&H DPS Other 1H17 $3,330 Segment Operating Earnings* $3,748 Total Segment Operating Earnings* 1H 2017 Segment Operating Earnings Variance ($ in millions)

9 Balance Sheet and Cash June 30, 2017 Free Cash Flow* • Reflects normal seasonal cash outflow and $2.8B in higher pension contributions • Year-over-year increase of about $200 million, excluding additional pension contributions Balance Sheet • $7.3 billion in net debt** • Increase from year-end due to normal seasonal working capital requirements and increase in debt to fund discretionary pension contribution Expected Uses of Cash for 2017 • $1.3 billion for normal dividends*** • Capex spend in line with depreciation and amortization 0 4 8 12 16 Dec-15 Mar-16 Jun-16 Sep-16 Dec-16 Mar-17 Jun-17 $ B ill io n s Gross Debt Cash Net Debt** Free Cash Flow* Cash and Debt * Free Cash Flow, a non-GAAP measure, is cash used for operating activities of ($4,055MM) and ($1,460MM) less purchases of plant, property and equipment of $524MM and $507MM for the period ended June 30, 2017, and 2016, respectively. ** See appendix for reconciliation of non-GAAP measures. *** Dividends on common stock after the proposed merger with Dow will be a decision of the DowDuPont Board of Directors. -6 -5 -4 -3 -2 -1 0 1 2016 Pension Other Tax Pmts W/C Imp 2017 $ B ill io n s

10 Agriculture Pioneer, Crop Protection 1H15 1H16 1H17 10.0% 20.0% 30.0% 40.0% 1,700 1,800 1,900 2,000 2,100 2,200 2,300 M a rg in $ in M ill io n s 1H Operating Earnings1H Sales Vol 5%, Local Price 1%, Currency 0%, Port./Other -1% 3000 4000 5000 6000 7000 8000 1H16 Volume Local Price 1H17 (ex-curr & portf.) Curr. Portf./ Other 1H17 7,004 $ in M ill io n s 7,374 2Q 2017 Results: Strong crop protection demand and increased soybean area in North America drove 8-percent volume growth. Sales of $3.4 billion increased 7 percent as 8-percent volume growth was partially offset by a 1-percent decline in local price. ➢ Seed sales rose 6 percent driven by the benefit from the change in the southern U.S. route-to-market and increased soybean volumes in North America. ➢ Crop protection sales rose 10 percent driven by increased insecticide and fungicide volumes, including new Zorvec® and Vessarya® technologies. Strong volumes were partially offset by lower local price due to competitive pressure in Latin America and Asia. Operating earnings of $963 million rose $98 million (11 percent) reflecting greater volumes partially offset by weaker local price in crop protection and increased product cost, mainly driven by higher soybean royalties. Operating margin expanded by about 105 basis points. 1H 2017 Results: Strong performance in both seed and crop protection drove top and bottom-line growth. Sales of $7.4 billion increased 5 percent as a 5-percent increase in volume and a 1-percent increase in local price was partially offset by a 1-percent decline related to portfolio changes. ➢ Seed sales rose 5 percent due to increased volume from the timing of seed deliveries including the southern U.S. route-to-market change, increased soybean volumes in North America, increased corn and sunflower seed sales in Europe, and favorable pricing from our newest hybrids and varieties, including Leptra® corn hybrids and A-series soybean lineup containing Roundup Ready 2 Xtend®* technology. Global seed price was up in the first half. Strong seed volumes were partially offset by lower corn volumes in North America due to the expected decrease in planted area. ➢ Crop protection sales rose 7 percent driven by increased insecticide and fungicide volumes, including our new Zorvec® technology and the full return of Lannate® and Vydate® volumes. Strong volumes were partially offset by lower local pricing due to competitive pressure in Latin America and Asia. Operating earnings of $2.2 billion increased $233 million (12 percent) reflecting higher volume and local price. Favorable selling price was partially offset by higher soybean royalty costs. Operating margins expanded by about 175 basis points. * Registered trademark of Monsanto used under license

Performance Materials



1H Sales
Vol 6%, Local Price 1%, Currency -1%, Port./Other 0%
$ in Millions
2800
2700
2600
2500
2400
2300
2200
2,584
2,749
1H16
Volume
Local Price
1H17 (ex-curr & portf.)
Curr.
Portf./ Other
1H17



1H Operating Earnings
$ in Millions
700
650
600
550
30%
24%
18%
12%
6%
0%
Margin
1H15
1H16
1H17

2Q 2017 Results:
Strong demand for polymers in automotive markets and high-performance parts in semiconductor and aerospace markets drove volume gains.

Sales of $1.4 billion increased 3 percent as 2-percent volume and 2-percent local price growth was partially offset by a 1-percent negative impact from currency. Volume growth was negatively impacted by the planned turnaround of the ethylene cracker. Excluding the turnaround, volume growth would have increased 4 percent.

- Vamac® and Hytrel® elastomers delivered volume growth in excess of 10 percent driven by strong demand in automotive markets and share gains through new product applications.
- Kalrez® and Vespel® high-performance parts delivered combined volume growth in the high-teens driven by strong demand in semiconductor and aerospace markets.
- Local price rose 2 percent driven by increases in polymer prices taken to partially mitigate increasing raw material costs.

Operating earnings of $329 million increased $4 million (1 percent) reflecting higher volumes and local price and the absence of costs associated with a contractual claim, largely offset by increased raw material costs and the negative impact of the planned turnaround of the ethylene cracker. Operating margin declined by about 50 basis points.

1H 2017 Results:
Strong demand for polymers in automotive markets and high-performance parts in semiconductors and aerospace drove volume gains.

Sales of $2.8 billion increased 6 percent as a 6-percent increase in volume and a 1-percent increase in local price were partially offset by a 1-percent decline in currency. Volume growth was negatively impacted by the planned turnaround of the ethylene cracker. Excluding the turnaround, volume growth would have increased 8 percent.

- Performance polymers delivered volume growth in excess of 9 percent driven by strength in automotive markets and share gains through new product applications.
- Kalrez® and Vespel® high-performance parts delivered combined volume growth in the high-teens driven by strong demand in semiconductor and aerospace markets.

Operating earnings of $684 million rose $86 million (14 percent) reflecting volume growth, cost savings and the absence of costs associated with a contractual claim, partially offset by higher raw material costs and the planned turnaround of the ethylene cracker. Volume growth was driven by increased demand for polymers in automotive markets and high-performance parts in semiconductor and aerospace markets. Operating margin expanded by about 175 basis points.

11

12 Electronics & Communications 1H15 1H16 1H17 0% 5% 10% 15% 20% 25% 0 30 60 90 120 150 180 210 240 M a rg in $ in M ill io n s 1H Operating Earnings1H Sales Vol 14%, Local Price -1%, Currency -1%, Port./Other 0% 946 600 700 800 900 1000 1100 1200 1H16 Volume Local Price 1H17 (ex-curr & portf.) Curr. Portf./ Other 1H17 $ i n M il li o n s 1,056 2Q 2017 Results: Sales of $546 million increased 11 percent as 13-percent volume growth was partially offset by lower local price and a negative impact from currency. ➢ Significant volume growth was driven by improved demand in consumer electronics, semiconductor, and photovoltaic markets. ➢ Demand for polyimide films and laminates and semiconductor materials was driven by growth of smartphones, Internet of Things applications and automotive electronics. ➢ Tedlar® film sales were supported by continued strong growth in photovoltaics. Operating earnings of $116 million increased $23 million, or 25 percent, as volume growth more than offset lower local price. Operating margins expanded by about 240 basis points. 1H 2017 Results: Sales of $1.1 billion increased 12 percent as 14-percent volume growth was partially offset by lower local price and a negative impact from currency. ➢ Consumer electronics, semiconductor and photovoltaic markets have driven significant volume growth through the first half. Market demand in consumer electronics was relatively weak in first half 2016. Operating earnings of $205 million increased $53 million, or 35 percent, on volume growth and the absence of a $16 million prior year litigation expense, partially offset by lower local price. Operating earnings included a gain on the sale of a business offset by costs associated with a legal matter. Operating margins expanded by 335 basis points.

13 Industrial Biosciences 2Q 2017 Results: Sales of $395 million increased 11 percent. Organic growth of 12 percent was driven by strong volume and local price gains in biomaterials, volume gains in bioactives and growth in CleanTech. ➢ Biomaterials growth in the solid double digits was led by volume of Sorona® fiber apparel and volume and pricing of carpeting. ➢ Low-single-digit gains in bioactives reflected growth in grain processing as well as benefits from new product launches in household products and food. ➢ CleanTech sales grew by the low-teens percent due to stronger demand from refining performance and other markets. Operating earnings of $76 million increased $14 million (23 percent), reflecting volume growth and mix enrichment, partly offset by higher costs due to growth investments. Operating margins expanded by about 180 basis points. 1H 2017 Results: Sales of $763 million increased 8 percent. Organic growth of 9 percent was driven by strong volume gains in biomaterials, growth in bioactives and benefits from local price in biomaterials used for carpeting. ➢ Biomaterials growth of more than 40 percent was led by Sorona® apparel volume and carpeting volume and pricing. ➢ A low-single-digits percent gain in bioactives was led by grain processing as well as new product launches in household products and food. Sales in animal nutrition declined. ➢ CleanTech sales were flat, with declines in the first quarter largely offset by growth in the second quarter in acid and refining markets. Operating earnings of $151 million rose $26 million (21 percent) due to volume and mix enrichment gains, partially offset by higher costs due to growth investments. Operating margins expanded by about 210 basis points. 1H15 1H16 1H17 0.0% 6.0% 12.0% 18.0% 24.0% 0 20 40 60 80 100 120 140 160 M a rg in $ in M ill io n s 1H Operating Earnings1H Sales Vol 7%, Local Price 2%, Currency -1%, Port./Other 0% 400 500 600 700 800 1H16 Volume Local Price 1H17 (ex-curr & portf.) Curr. Portf./ Other 1H17 $ in M ill io n s 707 763

14 Nutrition & Health 1H15 1H16 1H17 0% 6% 12% 18% 0 30 60 90 120 150 180 210 240 270 M a rg in $ in M ill io n s 1H Operating Earnings1H Sales Vol 0%, Local Price 0%, Currency -1%, Port./Other -1% 1200 1300 1400 1500 1600 1700 1H16 Volume Local Price 1H17 (ex-curr & portf.) Curr. Portf./ Other 1H17 $ in M ill io n s 1,636 1,607 2Q 2017 Results: Sales of $818 million decreased 2 percent as volume growth was more than offset by negative impacts from local price, portfolio and currency. ➢ Organic growth was flat, as volume growth in probiotics was offset by lower demand and local price in systems and texturants and protein solutions, including specific actions taken to exit certain low-margin markets. ➢ Probiotics volumes grew in the high-twenty-percent range, driven by demand in Asia Pacific and North America. Operating earnings of $135 million increased $5 million, or 4 percent, on volume growth. Operating margin expanded by about 95 basis points year over year. The segment has now delivered 16 consecutive quarters of margin expansion. 1H 2017 Results: Sales of $1.6 billion decreased 2 percent due to negative impacts from portfolio and currency. ➢ Organic growth was flat, as volume growth in probiotics was offset by lower demand in systems and texturants and protein solutions. ➢ In protein solutions, volume declines resulted from business-specific actions to exit certain low margin markets coupled with inventory destocking in the U.S. ➢ Probiotics volumes grew in the high-twenty-percent range driven by demand in Asia Pacific and North America. Operating earnings of $256 million increased $22 million, or 9 percent, on plant productivity, mix enrichment and cost savings, partially offset by a $6 million negative impact from portfolio. Operating margin expanded by about 165 basis points year over year.

15 Protection Solutions 2Q 2017 Results: Sales of $801 million rose 2 percent. Organic growth of 3 percent was driven by increased demand for Tyvek® protective materials and Nomex® thermal-resistant fiber, partly offset by pressure from local price and product mix in Nomex®, Kevlar® high-strength fibers and Corian®. Sales of Surfaces were steady with last year, despite volume gains. ➢ Tyvek® protective materials reflected volume increases from medical packaging and protective apparel customers. ➢ Growth in Nomex® thermal-resistant fiber reflected recovery in oil & gas markets, nearly offset by unfavorable mix compared with particular strength in composite structures last year. ➢ Kevlar® sales declined due to lower local price and product mix primarily in life protection markets. ➢ Flat sales in Surfaces reflected the benefit of new product introductions in Zodiaq® offset by softness in Corian®. Operating earnings of $191 million rose 2 percent as volume growth more than offset lower local price and product mix and higher costs due to growth investments. Operating margins declined by about 5 basis points. 1H 2017 Results: Sales of $1.5 billion rose 2 percent. Organic growth of 3 percent was driven by 5 points of volume, led by Nomex®, partly offset by 2 points of lower local price and product mix, including local price declines in Kevlar® and Corian® as well as unfavorable mix in Tyvek® and Nomex®. Surfaces sales were steady with last year. ➢ Double-digit growth in Nomex® reflected recovery in oil and gas markets, partly offset by declines related to unfavorable mix. ➢ Tyvek® sales were comparable with last year’s period as volume increases from chemical industrial and medical packaging customers were offset by unfavorable mix. ➢ Sales in surfaces were about flat as benefits of new product introductions in Zodiaq® were offset by softness in Corian®. ➢ Kevlar® sales were about flat as reduced demand in U.S. military vehicle armor and modest pricing pressure was offset by growth in composites. Operating earnings of $368 million rose 1 percent as volume gains were partly offset by lower local price and product mix and higher raw material costs. Operating margins declined by about 25 basis points. 1H15 1H16 1H17 0% 6% 12% 18% 24% 30% 330 340 350 360 370 M a rg in $ in M ill io n s 1H Operating Earnings1H Sales Vol 5%, Local Price -2%, Currency -1%, Port./Other 0% 1200 1300 1400 1500 1600 1700 1H16 Volume Local Price 1H17 (ex-curr & portf.) Curr. Portf./ Other 2Q17 1,515 1,548 $ in M ill io n s

16 Second-Half 2017 Market Outlook By Segment Agriculture • Anticipate lower planted corn area in the Brazil summer season coming off strong plantings and good yields in the previous summer season and a sharp decline in domestic commodity prices. These dynamics are causing farmers in Brazil to delay purchase decisions until closer to planting as they closely scrutinize their cropping plans. • North America farm-level income is expected to continue to be pressured as commodity prices remain soft and current crop conditions are less favorable than last year as the region progresses through a critical stage in the growing season. Electronics & Communications • Expect continued moderate strength in key markets, primarily consumer electronics, semiconductors and photovoltaics. • Consumer electronics markets are likely to continue to improve versus 2016, but on slower year-over-year growth rates compared with historical trends. • Annual module installations in the photovoltaic market remain on forecast to increase mid-single-digits percent year over year. Forecasted growth rates are down from prior-year due to reduced government subsidies and grid capacity constraints in China. Industrial Biosciences • Biomaterials: Favorable market trends for bio-based products expected to continue. IHS forecasts and current futures indicate increases in crude oil prices with benefits from OPEC production agreements partly offset by higher production of shale gas in North America. • Grain processing: Corn prices are expected to be influenced by weather, NA yields and acres planted. • Bioactives: Consumer demand for clean labels, healthy eating, low-temp cleaning and replacing petro-chemical ingredients is likely to continue. Nutrition & Health • Consumer demand for healthier products expected to result in continued probiotics growth, led by the U.S and Asia Pacific. • Soft market conditions in global packaged foods expected to continue, particularly in challenging markets such as the Middle East and Latin America due to continued economic instability. • Continued portfolio impact due to the sale of the Diagnostics business in 1Q. Performance Materials • Per IHS, global autobuild growth in the second half is expected to slow and is forecasted at 1-percent growth versus the 3-percent growth that was reported in the first half. • Key raw material feedstock costs including butadiene, benzene, and ethane, are expected to continue to be elevated versus the prior year. • Ethylene spot prices are forecast to be down in the high teens with the majority of the decline impacting the third quarter. Protection Solutions • IHS forecasts and current futures indicate increases in crude oil prices with benefits from OPEC production agreements partly offset by higher production of shale gas in North America. • Single-family housing starts are expected to be positive in the second half, according to IHS DataInsight. • Expect military tenders to remain unsteady, reflecting tender award delays and political uncertainty.

17 Appendix: Supplemental Quarterly Information and Reconciliations of Non- GAAP Measures

INDEX PAGE SELECTED OPERATING RESULTS 19 SELECTED INCOME STATEMENT DATA 20 SEGMENT NET SALES 21 SEGMENT OPERATING EARNINGS 22 SIGNIFICANT ITEMS BY SEGMENT - PRETAX OPERATING INCOME; DEPRECIATION AND AMORTIZATION BY SEGMENT 23 RECONCILIATION OF NON-GAAP MEASURES 24-27 RECONCILIATION OF BASE INCOME TAX RATE TO EFFECTIVE INCOME TAX RATE 28 Note: Management believes that an analysis of operating earnings (as defined on page 19), a "non-GAAP" measure, is meaningful to investors because it provides insight with respect to ongoing operating results of the company. Such measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES QUARTERLY SUPPLEMENTAL FINANCIAL DATA AND NON-GAAP RECONCILIATIONS (UNAUDITED) June 30, 2017

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SELECTED OPERATING RESULTS (UNAUDITED)

(dollars in millions)

	Year 2017	2Q17	1Q17	Year 2016	4Q16	3Q16	2Q16	1Q16	Year 2015	4Q15	3Q15	2Q15	1Q15	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	Year 2012
INCOME STATEMENT DATA																				
Consolidated Net Sales	15,167	7,424	7,743	24,594	5,211	4,917	7,061	7,405	25,130	5,299	4,873	7,121	7,837	28,406	5,849	5,905	8,058	8,594	28,998	27,610
Operating Earnings After Income Taxes, Attributable to DuPont [1] (Non-GAAP)	2,642	1,209	1,433	2,951	451	298	1,093	1,109	2,503	239	117	994	1,153	3,110	519	361	907	1,323	2,926	2,238
Significant Items - After-tax [1]	(326)	(290)	(36)	(421)	(384)	(216)	19	160	(348)	(411)	88	32	(57)	112	79	(9)	44	(2)	(377)	(657)
Non-Operating Pension & OPEB (Costs) Benefits - After-tax [2]	(134)	(67)	(67)	(21)	187	(73)	(89)	(46)	(266)	(56)	(74)	(57)	(79)	(87)	(21)	(22)	(22)	(22)	(356)	(437)
Income (Loss) from Continuing Operations After Income Taxes Attributable to DuPont (GAAP)	2,182	852	1,330	2,509	254	9	1,023	1,223	1,889	(228)	131	969	1,017	3,135	577	330	929	1,299	2,193	1,144
Depreciation	462	232	230	939	232	234	235	238	978	248	241	245	244	1,006	248	247	261	250	1,027	1,065
STATEMENT OF CASH FLOW DATA [3]																				
Cash (Used for) Provided by Operating Activities [5]	(4,055)	(2,431)	(1,624)	3,357	4,384	433	346	(1,806)	2,422	4,186	205	85	(2,054)	3,810	5,524	289	363	(2,366)	3,266	4,939
Capital Expenditures [4]	546	194	352	1,038	277	254	149	358	1,705	355	362	378	610	2,062	714	544	462	342	1,940	1,890

(1) Operating earnings are defined as earnings from continuing operations (GAAP) excluding "significant items" and "non-operating pension and other post employment benefit (OPEB) costs". Non-operating pension/OPEB costs includes all of the components of net periodic benefit cost from continuing operations with the exception of the service cost component. Further information regarding significant items is included in our Quarterly Earnings Release financials.

(2) First quarter 2015 includes the impact of an after-tax exchange loss on non-operating pension of $23.

(3) Data is on a total company basis.

(4) Includes purchases of property, plant and equipment and investment in affiliates.

(5) Reflects the January 1, 2017 retrospective adoption of ASU 2016-09, Compensation - Stock Compensation (Topic 718), Improvements to Employee Share-Based Payment Accounting.

2Q17 Supplemental Financial Data and Non-GAAP Reconciliations 19 7/25/2017

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SELECTED INCOME STATEMENT DATA
OPERATING EARNINGS (UNAUDITED)
(dollars in millions, except per share)

	Year 2017	2Q17	1Q17	Year 2016	4Q16	3Q16	2Q16	1Q16	Year 2015	4Q15	3Q15	2Q15	1Q15	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	Year 2012
Consolidated Net Sales	15,167	7,424	7,743	24,594	5,211	4,917	7,061	7,405	25,130	5,299	4,873	7,121	7,837	28,406	5,849	5,905	8,058	8,594	28,998	27,610
Total Segment Operating Earnings (1)	3,748	1,757	1,991	4,640	703	607	1,613	1,717	4,243	553	433	1,447	1,810	5,032	788	686	1,516	2,042	4,906	4,389
Adjusted EBIT (Operating Earnings) (1) (2)	3,414	1,559	1,855	4,182	723	444	1,511	1,504	3,757	372	286	1,305	1,794	4,599	806	768	1,283	1,742	4,019	3,311
Adjusted EBITDA (Operating Earnings) (1) (2)	3,984	1,848	2,136	5,440	1,002	724	1,850	1,864	5,095	675	577	1,666	2,177	5,965	1,122	1,064	1,663	2,116	5,360	4,680
Operating Earnings Before Income Taxes (1)	3,246	1,467	1,779	3,824	629	355	1,422	1,418	3,441	287	204	1,236	1,714	4,232	719	676	1,192	1,645	3,584	2,871
Operating Earnings Per Share (1) (3)	3.02	1.38	1.64	3.35	0.51	0.34	1.24	1.26	2.77	0.27	0.13	1.09	1.26	3.36	0.57	0.39	0.98	1.42	3.12	2.36

(1) See Reconciliation of Non-GAAP Measures.

(2) Adjusted EBIT from operating earnings is operating earnings (as defined on page 19) before income taxes, net income attributable to noncontrolling interests and interest expense. Adjusted EBITDA from operating earnings is adjusted EBIT from operating earnings before depreciation and amortization of intangible assets.

(3) Earnings per share for the year may not equal the sum of quarterly earnings per share due to changes in average share calculations.

2Q17 Supplemental Financial Data and Non-GAAP Reconciliations 20 7/25/2017

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES Year Year Year Year Year Year 2017 2Q17 1Q17 2016 4Q16 3Q16 2Q16 1Q16 2015 4Q15 3Q15 2Q15 1Q15 2014 4Q14 3Q14 2Q14 1Q14 2013 2012 Agriculture 7,374 3,446 3,928 9,516 1,393 1,119 3,218 3,786 9,798 1,550 1,093 3,218 3,937 11,296 1,732 1,563 3,610 4,391 11,728 10,421 Electronics & Communications 1,056 546 510 1,960 521 493 494 452 2,070 493 532 528 517 2,381 571 620 613 577 2,534 2,684 Industrial Biosciences 763 395 368 1,500 401 392 355 352 1,478 397 374 357 350 1,624 418 407 404 395 1,631 1,604 Nutrition & Health 1,607 818 789 3,268 809 823 835 801 3,256 807 810 826 813 3,529 843 899 926 861 3,473 3,422 Performance Materials 2,749 1,381 1,368 5,249 1,331 1,334 1,335 1,249 5,305 1,284 1,302 1,338 1,381 6,059 1,441 1,531 1,567 1,520 6,166 6,095 Protection Solutions 1,548 801 747 2,954 717 722 786 729 3,039 720 723 806 790 3,304 784 834 885 801 3,229 3,122 Other 70 37 33 147 39 34 38 36 184 48 39 48 49 213 60 51 53 49 237 262 CONSOLIDATED NET SALES 15,167 7,424 7,743 24,594 5,211 4,917 7,061 7,405 25,130 5,299 4,873 7,121 7,837 28,406 5,849 5,905 8,058 8,594 28,998 27,610 SEGMENT NET SALES SEGMENT NET SALES (UNAUDITED) (dollars in millions) 2Q17 Supplemental Financial Data and Non-GAAP Reconciliations 21 7/25/2017

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

OPERATING EARNINGS (UNAUDITED)
(dollars in millions)

SEGMENT OPERATING EARNINGS	Year 2017	2Q17	1Q17	Year 2016	4Q16	3Q16	2Q16	1Q16	Year 2015	4Q15	3Q15	2Q15	1Q15	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	Year 2012
Agriculture	2,199	963	1,236	1,758	(19)	(189)	865	1,101	1,646	(54)	(210)	772	1,138	2,352	134	(56)	835	1,439	2,480	2,129
Electronics & Communications	205	116	89	358	98	108	93	59	359	87	104	89	79	336	92	90	84	70	314	237
Industrial Biosciences	151	76	75	270	67	78	62	63	243	78	61	50	54	269	69	58	71	71	232	228
Nutrition & Health	256	135	121	504	135	135	130	104	373	85	102	100	86	369	79	99	103	88	286	305
Performance Materials	684	329	355	1,297	328	371	325	273	1,216	281	317	301	317	1,267	326	366	293	282	1,249	1,140
Protection Solutions	368	191	177	668	142	162	188	176	641	147	146	181	167	672	169	174	181	148	553	475
Other	(115)	(53)	(62)	(215)	(48)	(58)	(50)	(59)	(235)	(71)	(87)	(46)	(31)	(233)	(81)	(45)	(51)	(56)	(208)	(125)
TOTAL SEGMENT OPERATING EARNINGS	3,748	1,757	1,991	4,640	703	607	1,613	1,717	4,243	553	433	1,447	1,810	5,032	788	686	1,516	2,042	4,906	4,389
Corporate Expenses	(120)	(51)	(69)	(340)	(88)	(83)	(83)	(86)	(573)	(160)	(111)	(148)	(154)	(677)	(134)	(167)	(174)	(202)	(773)	(842)
Interest Expense	(183)	(99)	(84)	(370)	(92)	(93)	(93)	(92)	(322)	(82)	(82)	(74)	(84)	(377)	(87)	(93)	(94)	(103)	(448)	(464)
OPERATING EARNINGS BEFORE INCOME TAXES AND EXCHANGE GAINS (LOSSES) (Non-GAAP)	3,445	1,607	1,838	3,930	523	431	1,437	1,539	3,348	311	240	1,225	1,572	3,978	567	426	1,248	1,737	3,685	3,083
Provision For Income Taxes on Operating Earnings, Excluding Taxes on Exchange Gains (Losses)	(780)	(376)	(404)	(845)	(50)	(101)	(323)	(371)	(712)	(7)	(91)	(268)	(346)	(692)	(13)	(56)	(279)	(344)	(680)	(685)
Net After-tax Exchange Gains (Losses) (1)	(8)	(15)	7	(122)	(24)	(28)	(17)	(53)	(127)	(68)	(32)	42	(69)	(166)	(35)	(8)	(59)	(64)	(66)	(136)
Less: Net Income Attr. to Noncontrolling Interests	15	7	8	12	(2)	4	4	6	6	(3)	-	5	4	10	-	1	3	6	13	24
OPERATING EARNINGS (Non-GAAP)	2,642	1,209	1,433	2,951	451	298	1,093	1,109	2,503	239	117	994	1,153	3,110	519	361	907	1,323	2,926	2,238
Net Income (Loss) Attributable to Noncontrolling Interests	15	7	8	12	(2)	4	4	6	6	(3)	-	5	4	10	-	1	3	6	13	24
Non-Operating Pension & OPEB (Costs) Benefits - After-tax (1)	(134)	(67)	(67)	(21)	187	(73)	(89)	(46)	(266)	(56)	(74)	(57)	(79)	(87)	(21)	(22)	(22)	(22)	(356)	(437)
Significant Items - After-tax	(326)	(290)	(36)	(421)	(384)	(216)	19	160	(348)	(411)	88	32	(57)	112	79	(9)	44	(2)	(377)	(657)
INCOME (LOSS) FROM CONTINUING OPERATIONS AFTER INCOME TAXES (GAAP)	2,197	859	1,338	2,521	252	13	1,027	1,229	1,895	(231)	131	974	1,021	3,145	577	331	932	1,305	2,206	1,168

(1) In the first quarter 2015, the impact of an after-tax exchange loss on non-operating pension of $23 is excluded from Net After-tax Exchange Losses and is included within Non-Operating Pension & OPEB Costs-After tax above.

2Q17 Supplemental Financial Data and Non-GAAP Reconciliations 22 7/25/2017

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SIGNIFICANT ITEMS BY SEGMENT - PRETAX OPERATING INCOME (UNAUDITED)

(dollars in millions)

SEGMENT PRETAX IMPACT OF SIGNIFICANT ITEMS	Year 2017	2Q17	1Q17	Year 2016	4Q16	3Q16	2Q16	1Q16	Year 2015	4Q15	3Q15	2Q15	1Q15	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	Year 2012
Agriculture	-	-	-	(37)	14	(13)	35	(73)	148	(30)	147	(4)	35	316	363	-	(47)	-	(351)	(469)
Electronics & Communications	(6)	(1)	(5)	4	(9)	(2)	8	7	(78)	(89)	-	11	-	(84)	(16)	-	(68)	-	(131)	(37)
Industrial Biosciences	(6)	-	(6)	(152)	2	(158)	3	1	(61)	(60)	-	(1)	-	(20)	(16)	-	(4)	-	(1)	(10)
Nutrition & Health	160	-	160	9	(3)	(1)	12	1	(50)	(46)	-	(4)	-	(15)	(7)	-	(8)	-	6	(49)
Performance Materials	(13)	(2)	(11)	5	(2)	2	9	(4)	(62)	(60)	-	(2)	-	292	(70)	-	362	-	(16)	(104)
Protection Solutions	(281)	(157)	(124)	14	4	-	7	3	105	(8)	-	113	-	(45)	(17)	-	(28)	-	6	(51)
Other	-	-	-	(11)	(8)	-	-	(3)	(40)	-	-	(3)	(37)	(10)	(7)	-	(3)	-	1	(137)
TOTAL SIGNIFICANT ITEMS BY SEGMENT - PRETAX	(146)	(160)	14	(168)	(2)	(172)	74	(68)	(38)	(293)	147	110	(2)	434	230	-	204	-	(486)	(857)

DEPRECIATION AND AMORTIZATION BY SEGMENT

(dollars in millions)

DEPRECIATION AND AMORTIZATION	Year 2017	2Q17	1Q17	Year 2016	4Q16	3Q16	2Q16	1Q16	Year 2015	4Q15	3Q15	2Q15	1Q15	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	Year 2012
Agriculture	160	82	78	417	74	72	126	145	453	79	74	139	161	436	97	78	121	140	358	337
Electronics & Communications	43	22	21	87	21	22	22	22	100	30	23	24	23	97	23	25	23	26	105	113
Industrial Biosciences	50	25	25	100	25	24	25	26	101	25	26	24	26	102	25	26	26	25	98	106
Nutrition & Health	105	53	52	223	53	55	57	58	236	58	58	58	62	264	64	66	68	66	271	288
Performance Materials	66	34	32	130	33	32	34	31	125	33	30	31	31	139	33	35	35	36	162	171
Protection Solutions	71	35	36	146	36	37	35	38	156	38	40	39	39	168	41	41	43	43	178	166
Other	4	1	3	10	3	3	1	3	6	2	-	3	1	8	1	2	2	3	9	10
TOTAL DEPRECIATION AND AMORTIZATION BY SEGMENT	499	252	247	1,113	245	245	300	323	1,177	265	251	318	343	1,214	284	273	318	339	1,181	1,191

2Q17 Supplemental Financial Data and Non-GAAP Reconciliations 23 7/25/2017

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

(dollars in millions, except per share)

RECONCILIATION OF DILUTED EARNINGS PER SHARE (EPS) [1]	Year 2017	2Q17	1Q17	Year 2016	4Q16	3Q16	2Q16	1Q16	Year 2015	4Q15	3Q15	2Q15	1Q15	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	Year 2012
EPS from continuing operations (GAAP)	2.50	0.97	1.52	2.85	0.29	0.01	1.16	1.39	2.09	(0.26)	0.14	1.06	1.11	3.39	0.63	0.36	1.00	1.39	2.34	1.20
Non-Operating Pension & OPEB Costs (Benefits) [2]	0.15	0.08	0.08	0.02	(0.22)	0.08	0.10	0.05	0.29	0.06	0.09	0.07	0.09	0.09	0.03	0.02	0.03	0.03	0.38	0.46
Significant Items	0.37	0.33	0.04	0.48	0.44	0.25	(0.02)	(0.18)	0.39	0.47	(0.10)	(0.04)	0.06	(0.12)	(0.09)	0.01	(0.05)	-	0.40	0.70
Operating EPS (Non-GAAP)	3.02	1.38	1.64	3.35	0.51	0.34	1.24	1.26	2.77	0.27	0.13	1.09	1.26	3.36	0.57	0.39	0.98	1.42	3.12	2.36

RECONCILIATION OF ADJUSTED EBIT / ADJUSTED EBITDA TO CONSOLIDATED INCOME STATEMENTS

	Year 2017	2Q17	1Q17	Year 2016	4Q16	3Q16	2Q16	1Q16	Year 2015	4Q15	3Q15	2Q15	1Q15	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	Year 2012
Income (Loss) From Continuing Operations After Income Taxes (GAAP)	2,197	859	1,338	2,521	252	13	1,027	1,229	1,895	(231)	131	974	1,021	3,145	577	331	932	1,305	2,206	1,168
Add: Provision for (Benefit from) income taxes on continuing operations	352	128	224	744	101	(69)	306	406	696	(190)	96	260	530	1,168	247	303	313	305	360	122
Income (Loss) From Continuing Operations Before Income Taxes	2,549	987	1,562	3,265	353	(56)	1,333	1,635	2,591	(421)	227	1,234	1,551	4,313	824	634	1,245	1,610	2,566	1,290
Add: Significant Items - Pretax - Charge / (Benefit)	489	376	113	519	557	297	(44)	(291)	453	622	(138)	(85)	54	(209)	(137)	10	(85)	3	485	930
Add: Non-Operating Pension & OPEB Costs (Benefits) - Pretax [2]	208	104	104	40	(281)	114	133	74	397	86	115	87	109	128	32	32	32	32	533	651
Operating Earnings Before Income Taxes (Non-GAAP)	3,246	1,467	1,779	3,824	629	355	1,422	1,418	3,441	287	204	1,236	1,714	4,232	719	676	1,192	1,645	3,584	2,871
Less: Net Income (Loss) Attributable to Noncontrolling Interests	15	7	8	12	(2)	4	4	6	6	(3)	-	5	4	10	-	1	3	6	13	24
Add: Interest Expense	183	99	84	370	92	93	93	92	322	82	82	74	84	377	87	93	94	103	448	464
Adjusted EBIT (Operating Earnings) (Non-GAAP)	3,414	1,559	1,855	4,182	723	444	1,511	1,504	3,757	372	286	1,305	1,794	4,599	806	768	1,283	1,742	4,019	3,311
Add: Depreciation and Amortization	570	289	281	1,258	279	280	339	360	1,338	303	291	361	383	1,366	316	296	380	374	1,341	1,369
Adjusted EBITDA (Operating Earnings) (Non-GAAP)	3,984	1,848	2,136	5,440	1,002	724	1,850	1,864	5,095	675	577	1,666	2,177	5,965	1,122	1,064	1,663	2,116	5,360	4,680

(1) Earnings per share for the year may not equal the sum of quarterly earnings per share due to changes in average share calculations.
(2) First quarter 2015 includes the impact of an exchange loss on non-operating pension of $23.

2Q17 Supplemental Financial Data and Non-GAAP Reconciliations 24 7/25/2017

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

(dollars in millions)

CALCULATION OF NET DEBT	Jun-17	Mar-17	Dec-16	Sep-16	Jun-16	Mar-16	Dec-15	Sep-15	Jun-15	Mar-15	Dec-14	Sep-14	Jun-14	Mar-14	Dec-13	Dec-12
Cash and Cash Equivalents	3,254	3,347	4,605	4,452	4,411	4,166	5,300	3,324	4,746	3,622	6,910	3,982	4,174	3,782	8,941	4,284
Marketable Securities	2,974	2,570	1,362	1,080	742	623	906	406	556	125	124	566	173	67	145	123
Total Cash	6,228	5,917	5,967	5,532	5,153	4,789	6,206	3,730	5,302	3,747	7,034	4,548	4,347	3,849	9,086	4,407
Short-Term Borrowings and Capital Lease Obligations	3,473	2,279	429	3,242	2,295	1,625	1,165	1,781	647	1,621	1,422	3,889	2,506	2,019	1,721	1,275
Long-Term Borrowings and Capital Lease Obligations	10,086	8,099	8,107	8,114	8,119	8,126	7,642	8,155	12,088	8,727	9,233	9,241	9,251	9,259	10,699	10,429
Total Debt	13,559	10,378	8,536	11,356	10,414	9,751	8,807	9,936	12,735	10,348	10,655	13,130	11,757	11,278	12,420	11,704
Net Debt (Non-GAAP)	7,331	4,461	2,569	5,824	5,261	4,962	2,601	6,206	7,433	6,601	3,621	8,582	7,410	7,429	3,334	7,297

CALCULATION OF FREE CASH FLOW [1]	Year 2017	2Q17	1Q17	Year 2016	4Q16	3Q16	2Q16	1Q16	Year 2015	4Q15	3Q15	2Q15	1Q15	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	Year 2012
Cash (Used for) Provided by Operating Activities (GAAP) [2]	(4,055)	(2,431)	(1,624)	3,357	4,384	433	346	(1,806)	2,422	4,186	205	85	(2,054)	3,810	5,524	289	363	(2,366)	3,266	4,939
Less: Purchases of Property, Plant and Equipment	524	194	330	1,019	260	252	150	357	1,629	338	353	373	565	2,020	709	530	461	320	1,882	1,793
Free Cash Flow (Non-GAAP)	(4,579)	(2,625)	(1,954)	2,338	4,124	181	196	(2,163)	793	3,848	(148)	(288)	(2,619)	1,790	4,815	(241)	(98)	(2,686)	1,384	3,146

(1) Data is on a total company basis.

(2) Reflects the January 1, 2017 retrospective adoption of ASU 2016-09, Compensation - Stock Compensation (Topic 718), Improvements to Employee Share-Based Payment Accounting.

2Q17 Supplemental Financial Data and Non-GAAP Reconciliations 25 7/25/2017

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

SEGMENT OPERATING EARNINGS MARGIN % (Segment Operating Earnings / Segment Net Sales) [1]	Year 2017	2Q17	1Q17	Year 2016	4Q16	3Q16	2Q16	1Q16	Year 2015	4Q15	3Q15	2Q15	1Q15	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	Year 2012
Agriculture	29.8%	27.9%	31.5%	18.5%	-1.4%	-16.9%	26.9%	29.1%	16.8%	-3.5%	-19.2%	24.0%	28.9%	20.8%	7.7%	-3.6%	23.1%	32.8%	21.1%	20.4%
Electronics & Communications	19.4%	21.2%	17.5%	18.3%	18.8%	21.9%	18.8%	13.1%	17.3%	17.6%	19.5%	16.9%	15.3%	14.1%	16.1%	14.5%	13.7%	12.1%	12.4%	8.8%
Industrial Biosciences	19.8%	19.2%	20.4%	18.0%	16.7%	19.9%	17.5%	17.9%	16.4%	19.6%	16.3%	14.0%	15.4%	16.6%	16.5%	14.3%	17.6%	18.0%	14.2%	14.2%
Nutrition & Health	15.9%	16.5%	15.3%	15.4%	16.7%	16.4%	15.6%	13.0%	11.5%	10.5%	12.6%	12.1%	10.6%	10.5%	9.4%	11.0%	11.1%	10.2%	8.2%	8.9%
Performance Materials	24.9%	23.8%	26.0%	24.7%	24.6%	27.8%	24.3%	21.9%	22.9%	21.9%	24.3%	22.5%	23.0%	20.9%	22.6%	23.9%	18.7%	18.6%	20.3%	18.7%
Protection Solutions	23.8%	23.8%	23.7%	22.6%	19.8%	22.4%	23.9%	24.1%	21.1%	20.4%	20.2%	22.5%	21.1%	20.3%	21.6%	20.9%	20.5%	18.5%	17.1%	15.2%
TOTAL SEGMENT OPERATING EARNINGS MARGIN %	24.7%	23.7%	25.7%	18.9%	13.5%	12.3%	22.8%	23.2%	16.9%	10.4%	8.9%	20.3%	23.1%	17.7%	13.5%	11.6%	18.8%	23.8%	16.9%	15.9%

(1) Segment Operating Earnings margin %'s for Other (which includes consulting solutions, pre-commercial programs, pharmaceuticals, and non-aligned businesses) are not presented separately above as they are not meaningful; however, the results are included in the Total margin %'s above.

2Q17 Supplemental Financial Data and Non-GAAP Reconciliations 26 7/25/2017

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)
(dollars in millions)

Reconciliation of Operating Costs to Consolidated Income Statement Line Items

GAAP operating costs is defined as other operating charges, selling, general and administrative expenses, and research and development costs. The reconciliation below reflects operating costs excluding significant items and non-operating pension/OPEB (benefits) costs.

	Three Months Ended June 30, 2017				Three Months Ended June 30, 2016			
	As Reported (GAAP)	Less: Significant Items	Less: Non-Operating Pension/OPEB Costs	(Non-GAAP)	As Reported (GAAP)	Less: Significant Items	Less: Non-Operating Pension/OPEB Costs	(Non-GAAP)
Other operating charges	$ 176	$ -	$ -	$ 176	$ 143	$ (30)	$ -	$ 173
Selling, general and administrative expenses	1,348	216	31	1,101	1,211	76	53	1,082
Research and development expense	441	-	16	425	432	-	20	412
Total	$ 1,965	$ 216	$ 47	$ 1,702	$ 1,786	$ 46	$ 73	$ 1,667

	Six months ended June 30, 2017				Six months ended June 30, 2016			
	As Reported (GAAP)	Less: Significant Items	Less: Non-Operating Pension/OPEB Costs	(Non-GAAP)	As Reported (GAAP)	Less: Significant Items	Less: Non-Operating Pension/OPEB Costs	(Non-GAAP)
Other operating charges	$ 380	$ -	$ -	$ 380	$ 328	$ (53)	$ -	$ 381
Selling, general and administrative expenses	2,608	386	62	2,160	2,339	100	83	2,156
Research and development expense	857	-	32	825	850	-	31	819
Total	$ 3,845	$ 386	$ 94	$ 3,365	$ 3,517	$ 47	$ 114	$ 3,356

Coporate expenses

The reconciliation below reflects GAAP corporate expenses (income) excluding significant items.

	Three Months Ended June 30,		Six Months Ended June 30,	
	2017	2016	2017	2016
Corporate expenses (income) (GAAP)	$ 267	$ 113	$ 463	$ (160)
Less: Significant items charge (benefit)	216	30	343	(329)
Corporate expenses (Non-GAAP)	$ 51	$ 83	$ 120	$ 169

2Q17 Supplemental Financial Data and Non-GAAP Reconciliations 27 7/25/2017

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES 2017 2016 2017 2016 Effective income tax rate (GAAP) 13.0% 23.0% 13.8% 24.0% Significant items effect and non-operating pension/OPEB costs effect 4.1% (0.1%) 4.3% (1.9%) Tax rate, from continuing operations, before significant items and non-operating pension/OPEB costs 17.1% 22.9% 18.1% 22.1% Exchange gains (losses) effect 6.3% (0.4%) 4.5% 1.2% Base income tax rate from continuing operations (Non-GAAP) 23.4% 22.5% 22.6% 23.3% Three Months Ended June 30, RECONCILIATION OF BASE INCOME TAX RATE TO EFFECTIVE INCOME TAX RATE (UNAUDITED) Base income tax rate is defined as the effective income tax rate less the effect of exchange gains (losses), significant items and non-operating pension/OPEB costs. Six Months Ended June 30, 2Q17 Supplemental Financial Data and Non-GAAP Reconciliations 28 7/25/2017

18 Copyright © 2017 DuPont. All rights reserved. The DuPont Oval Logo, DuPontTM, The miracles of scienceTM, and all products, unless otherwise noted, denoted with ® or TM are trademarks or registered trademarks of E. I. du Pont de Nemours and Company. +Images reproduced by E. I. du Pont de Nemours and Company under license from the National Geographic Society.